EQT Reports First Quarter 2026 Results

PITTSBURGH, April 21, 2026 -- EQT Corporation (NYSE: EQT) today announced financial and operational results for the first quarter of 2026.

First Quarter 2026 Results:
•Production: Sales volume of 618 Bcfe, above the high-end of guidance due to strong well performance, system pressure optimization and exceptional execution during Winter Storm Fern
•Capital Expenditures: $608 million, 4% below the low-end of guidance, benefiting from operational efficiency gains and lower-than-expected infrastructure spending
•Realized Pricing: Realized natural gas price of $5.27 and $5.07 per Mcf before and after the effect of NYMEX hedges, respectively
•Operating Costs: Total per unit operating costs of $1.09 per Mcfe, 2% below the low-end of guidance driven by lower-than-expected SG&A, LOE and O&M
•Cash Flow: Net cash provided by operating activities of $3,055 million; generated record quarterly free cash flow attributable to EQT(1) of $1,832 million
•Balance Sheet: Exited the quarter with $6.0 billion total debt and just under $5.7 billion net debt;(1) quickly approaching $5 billion maximum long-term debt target
•Credit Ratings: Strong financial performance and substantial de-levering drove upgrade to BBB at Fitch

President and CEO Toby Z. Rice stated, "EQT delivered outstanding operational and financial performance in the first quarter, generating record free cash flow while continuing to strengthen our balance sheet. These results demonstrate the power of our low-cost, integrated platform and highlight how our peer-leading breakeven positions us to thrive across commodity cycles."

Rice continued, "Recent geopolitical developments underscore the importance of energy reliability, as global markets increasingly prioritize dependable supply. At the same time, accelerating power demand growth in the United States – particularly in Appalachia – is creating incremental opportunities in our backyard. Whether through our long-term LNG contracts or our ability to serve power demand domestically, EQT is uniquely positioned to benefit from these dynamics and deliver durable free cash flow growth for years to come."

(1)A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

First Quarter 2026 Financial and Operational Performance

	Three Months Ended March 31,
	2026	2025	Change

	(Millions, unless otherwise noted)
Total sales volume (Bcfe)	618	571	47
Average realized price ($/Mcfe)	$5.08	$3.77	$1.31
Net income attributable to EQT	$1,487	$242	$1,245
Adjusted net income attributable to EQT (a)	$1,465	$713	$752
Diluted income per share (EPS)	$2.36	$0.40	$1.96
Adjusted EPS (a)	$2.33	$1.18	$1.15
Net income	$1,554	$315	$1,239
Adjusted EBITDA (a)	$2,679	$1,781	$898
Adjusted EBITDA attributable to EQT (a)	$2,547	$1,644	$903
Net cash provided by operating activities	$3,055	$1,741	$1,314
Adjusted operating cash flow (a)	$2,581	$1,667	$914
Adjusted operating cash flow attributable to EQT (a)	$2,450	$1,531	$919
Capital expenditures	$608	$497	$111
Capital contributions to equity method investments	$28	$18	$10
Free cash flow (a)	$1,945	$1,151	$794
Free cash flow attributable to EQT (a)	$1,832	$1,036	$796

(a)A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Per Unit Operating Costs
The following table presents certain of the Company's consolidated operating costs on a per unit basis.(a)

	Three Months Ended March 31,
	2026	2025

	($/Mcfe)
Gathering	$0.09	$0.08
Transmission	0.43	0.44
Processing	0.13	0.14
Lease operating expense (LOE)	0.09	0.07
Production taxes	0.10	0.08
Operating and maintenance (O&M)	0.09	0.08
Selling, general and administrative (SG&A)	0.16	0.16
Operating costs	$1.09	$1.05

Production depletion	$0.92	$0.95

(a)References in this release to the "Company" refer to EQT Corporation together with its consolidated subsidiaries. As used throughout this release, per unit operating costs reflect, for each period presented, the consolidated amount of such operating cost for the Company (aggregated irrespective of business segment) divided by total sales volume (Mcfe).

Gathering expense per Mcfe increased due primarily to higher volumes gathered by third parties from wells turned-in-line since the first quarter of 2025.

Transmission expense per Mcfe decreased due primarily to higher sales volume, partly offset by additional short-term capacity on the Mountain Valley Pipeline (MVP Mainline) and higher rates for capacity on the Rockies Express Pipeline.

LOE per Mcfe increased due primarily to costs from the upstream and midstream assets acquired by the Company in July 2025 from Olympus Energy LLC, Hyperion Midstream LLC and Bow & Arrow Land Company LLC as well as higher water handling and disposal costs and higher winter maintenance costs.

Production tax expense per Mcfe increased due primarily to higher severance taxes driven by higher sales volumes and higher sales prices.

Liquidity
As of March 31, 2026, the Company had no borrowings outstanding under EQT Corporation's $3.5 billion revolving credit facility. Total liquidity, excluding available capacity under Eureka Midstream, LLC's (Eureka) revolving credit facility, as of March 31, 2026 was approximately $3.8 billion.

As of March 31, 2026, total debt and net debt(1) were $6.0 billion and $5.7 billion, respectively, compared to $7.8 billion and $7.7 billion, respectively, as of December 31, 2025.

(1)A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Second Quarter 2026 Outlook
The Company expects total sales volume of 570 – 620 Bcfe in the second quarter of 2026, which includes the impact of 10 – 15 Bcfe of strategic curtailments. The Company expects maintenance capital expenditures of $525 – $595 million and growth capital expenditures of $210 – $235 million in the second quarter of 2026. Second quarter capital expenditures are expected to represent the peak for the year, driven primarily by the timing of growth project spend, with capital levels anticipated to decline in the second half of 2026. The Company plans to turn-in-line (TIL) 30 – 45 net wells in the second quarter of 2026.

2026 Guidance

Production	Q2 2026	Full Year 2026
Total sales volume (Bcfe)	570 – 620	2,275 – 2,375
Liquids sales volume, excluding ethane (Mbbl)	3,350 – 3,550	13,500 – 14,300
Ethane sales volume (Mbbl)	1,650 – 1,800	6,500 – 6,900
Total liquids sales volume (Mbbl)	5,000 – 5,350	20,000 – 21,200

Btu uplift (MMBtu/Mcf)	1.050 – 1.060	1.050 – 1.060

Average Differential ($/Mcf, including basis hedges)	($0.75) – ($0.65)	($0.55) – ($0.35)

Resource Counts
Top-hole rigs	3 – 4	2 – 3
Horizontal rigs	3 – 4	2 – 3
Frac crews	2 – 3	2 – 3

Third-party Midstream Revenue ($ Millions)	$130 – $160	$600 – $700

Per Unit Operating Costs ($/Mcfe)
Gathering	$0.07 – $0.09	$0.08 – $0.10
Transmission	$0.41 – $0.43	$0.43 – $0.45
Processing	$0.10 – $0.12	$0.11 – $0.13
LOE	$0.11 – $0.13	$0.10 – $0.12
Production taxes	$0.06 – $0.08	$0.07 – $0.09
O&M	$0.09 – $0.11	$0.09 – $0.11
SG&A	$0.19 – $0.21	$0.19 – $0.21
Operating costs	$1.03 – $1.17	$1.07 – $1.21

Equity Method Investments and Midstream JV Noncontrolling Interest ($ Millions)
Distributions from Mountain Valley Pipeline, LLC (the MVP Joint Venture) and Laurel Mountain Midstream, LLC (LMM)	$65 – $75	$215 – $240
Distributions to PipeBox LLC (the Midstream JV) Noncontrolling Interest (a)	$125 – $140	$420 – $460

Capital Expenditures and Capital Contributions ($ Millions)
Upstream maintenance	$400 – $450	$1,645 – $1,735
Midstream maintenance	$75 – $85	$220 – $250
Corporate and capitalized costs	$50 – $60	$205 – $225
Total maintenance capital expenditures	$525 – $595	$2,070 – $2,210
Growth capital expenditures	$210 – $235	$580 – $640

Capital contributions to equity method investments (b)	$25 – $35	$70 – $80

(a)Assumes Midstream JV cash distributions of 60% to third-party noncontrolling interest.
(b)Includes capital contributions to the MVP Joint Venture (including to Series A of Mountain Valley Pipeline, LLC for MVP Mainline, Series B of Mountain Valley Pipeline, LLC for MVP Southgate and Series C of Mountain Valley Pipeline, LLC for MVP Boost) and LMM.

First Quarter 2026 Earnings Webcast Information
The Company's conference call with securities analysts begins at 10:00 a.m. ET on Wednesday April 22, 2026 and will be broadcast live via webcast. An accompanying presentation is available on the Company's investor relations website, www.ir.eqt.com, under "Events & Presentations." To access the live audio webcast, visit the Company's investor relations website. A replay will be archived and available for one year in the same location after the conclusion of the live event.

Hedging (as of April 14, 2026)
The following table summarizes the approximate volume and prices of the Company's NYMEX hedge positions. The difference between the fixed price and NYMEX price is included in average differential presented in the Company's price reconciliation.

	Q2 2026 (a)	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027
Hedged Volume (MMDth)	127	125	108	48	38	39	13
Hedged Volume (MMDth/d)	1.4	1.4	1.2	0.5	0.4	0.4	0.1
Calls – Short
Volume (MMDth)	127	125	108	48	38	39	13
Avg. Strike ($/Dth)	$4.94	$4.94	$5.13	$6.21	$4.90	$4.90	$4.90
Puts – Long
Volume (MMDth)	127	125	108	48	38	39	13
Avg. Strike ($/Dth)	$3.50	$3.50	$3.72	$3.81	$3.00	$3.00	$3.00
Puts – Short
Volume (MMDth)	—	—	—	11	38	39	13
Avg. Strike ($/Dth)	$—	$—	$—	$2.50	$2.50	$2.50	$2.50

(a)April 1 through June 30.

The Company also entered into derivative instruments to hedge basis. The Company may use other contractual agreements to implement its commodity hedging strategy from time to time.

Non-GAAP Disclosures
This news release includes the non-GAAP financial measures described below. These non-GAAP measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income attributable to EQT Corporation, diluted EPS, net income, net cash provided by operating activities, total Upstream operating revenues, total debt, or any other measure calculated in accordance with GAAP. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure, and historic costs of depreciable assets.

Adjusted Net Income Attributable to EQT and Adjusted EPS
Adjusted net income attributable to EQT is defined as net income attributable to EQT Corporation, excluding (gain) loss on sale/exchange of long-lived assets, impairments, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that the Company's management believes do not reflect the Company's core operating performance. Adjusted EPS is defined as adjusted net income attributable to EQT divided by diluted weighted average common shares outstanding.

The Company's management believes that adjusted net income attributable to EQT and adjusted EPS provide useful information to investors regarding the Company’s financial condition and results of operations because it helps facilitate comparisons of operating performance and earnings trends across periods by excluding the impact of items that, in their opinion, do not reflect the Company’s core operating performance. For example, adjusted net income attributable to EQT and adjusted EPS reflect only the impact of settled derivative contracts; thus, the measures exclude the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement.

The table below reconciles adjusted net income attributable to EQT and adjusted EPS with net income attributable to EQT Corporation and diluted EPS, respectively, the most comparable financial measures calculated in accordance with GAAP, each as derived from the Statements of Condensed Consolidated Operations to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

	Three Months Ended March 31,
	2026	2025

	(Thousands, except per share amounts)
Net income attributable to EQT Corporation	$1,487,229	$242,139
(Deduct) add:
(Gain) loss on sale/exchange of long-lived assets	(25)	231
Impairment and expiration of leases	3,823	2,661
Loss on derivatives	238,269	678,919
Net cash settlements paid on derivatives	(303,662)	(91,986)
Other expenses (a)	2,736	6,626
Loss on debt extinguishment	29,528	11,680
Tax impact of non-GAAP items (b)	6,916	(137,060)
Adjusted net income attributable to EQT	$1,464,814	$713,210

Diluted weighted average common shares outstanding	629,209	602,838
Diluted EPS	$2.36	$0.40
Adjusted EPS	$2.33	$1.18

(a)Consists primarily of transaction costs associated with acquisitions and other strategic transactions as well as costs related to exploring new venture opportunities.
(b)The tax impact of non-GAAP items represents the incremental tax expense/benefit that would have been incurred by the Company had these items been excluded from net income attributable to EQT Corporation. This approach resulted in a blended tax rate of 23.6% and 22.5% for the three months ended March 31, 2026 and 2025, respectively. The blended tax rates differ from the Company's statutory tax rate due primarily to state taxes, including valuation allowances limiting certain state tax benefits.

Adjusted EBITDA, Adjusted EBITDA Attributable to Noncontrolling Interests and Adjusted EBITDA Attributable to EQT
Adjusted EBITDA is defined as net income excluding net interest expense, income tax expense, depreciation, depletion and amortization, (gain) loss on sale/exchange of long-lived assets, impairments, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that the Company's management believes do not reflect the Company's core operating performance. Adjusted EBITDA attributable to EQT is defined as adjusted EBITDA less adjusted EBITDA attributable to noncontrolling interests. Adjusted EBITDA attributable to noncontrolling interests is defined as the proportionate share of adjusted EBITDA attributable to the third-party ownership interests in the Non-Wholly Owned Consolidated Subsidiaries (defined below).

The Company's management believes that these measures provide useful information to investors regarding the Company’s financial condition and results of operations because they help facilitate comparisons of operating performance and earnings trends across periods by excluding the impact of items that, in their opinion, do not reflect the Company’s core operating performance. For example, adjusted EBITDA reflects only the impact of settled derivative instruments and excludes the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. In addition, adjusted EBITDA includes the impact of distributions received from equity method investments, which excludes the impact of depreciation included within equity earnings from equity method investments and helps facilitate comparisons of the core operating performance of the Company's equity method investments.

The table below reconciles adjusted EBITDA and adjusted EBITDA attributable to EQT with net income, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

	Three Months Ended March 31,
	2026	2025

	(Thousands)
Net income	$1,553,930	$315,418
Add (deduct):
Interest expense, net	96,777	117,569
Income tax expense	433,352	78,668
Depreciation, depletion and amortization	654,792	620,775
(Gain) loss on sale/exchange of long-lived assets	(25)	231
Impairment and expiration of leases	3,823	2,661
Loss on derivatives	238,269	678,919
Net cash settlements paid on derivatives	(303,662)	(91,986)
Other expenses (a)	2,736	6,626
Income from investments	(77,509)	(26,462)
Distributions from equity method investments	47,034	66,562
Loss on debt extinguishment	29,528	11,680
Adjusted EBITDA	2,679,045	1,780,661
Deduct: Adjusted EBITDA attributable to noncontrolling interests (b)	(132,083)	(136,800)
Adjusted EBITDA attributable to EQT	$2,546,962	$1,643,861

(a)Consists primarily of transaction costs associated with acquisitions and other strategic transactions as well as costs related to exploring new venture opportunities.
(b)A non-GAAP financial measure. See below for a reconciliation of this non-GAAP financial measure to the most comparable financial measure as calculated in accordance with GAAP.

The Company consolidates its controlling equity interests in the Midstream JV and Eureka Midstream Holdings, LLC (Eureka Holdings and, together with the Midstream JV, the Non-Wholly Owned Consolidated Subsidiaries). The table below reconciles adjusted EBITDA of the Non-Wholly Owned Consolidated Subsidiaries and adjusted EBITDA attributable to noncontrolling interests with net income of the Non-Wholly Owned Consolidated Subsidiaries, the most comparable financial measure as calculated in accordance with GAAP. The Company's management believes adjusted EBITDA attributable to noncontrolling interests provides useful information to investors regarding the impact of the third-party ownership interest in the Non-Wholly Owned Consolidated Subsidiaries on the Company's financial condition and results of operations.

	Three Months Ended March 31,
	2026	2025

	(Thousands)
Non-Wholly Owned Consolidated Subsidiaries:
Net income	$201,232	$178,443
Add (deduct):
Interest expense, net	3,347	3,891
Depreciation and amortization	33,131	31,002
Loss on sale/exchange of long-lived assets	—	47
Income from investments	(55,032)	(42,863)
Distributions from equity method investments	43,266	65,787
Adjusted EBITDA	225,944	236,307
Deduct: Adjusted EBITDA of the Non-Wholly Owned Consolidated Subsidiaries attributable to EQT (a)	(93,861)	(99,507)
Adjusted EBITDA attributable to noncontrolling interests	$132,083	$136,800

(a)Adjusted EBITDA of the Non-Wholly Owned Consolidated Subsidiaries attributable to EQT is calculated based on EQT Corporation's current 40% Class A Unitholder share of available cash flow distributions from the Midstream JV and 60% ownership interest in Eureka Holdings. The Company believes that using its distribution share from the Midstream JV in the calculation of adjusted EBITDA of the Non-Wholly Owned Consolidated Subsidiaries attributable to EQT best reflects the economic impact of the Company's investment in the Midstream JV on adjusted EBITDA and earnings trends.

The Company has not provided projected net income or a reconciliation of projected adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP. Net income includes the impact of depreciation, depletion and amortization expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, projected net income, and a reconciliation of projected adjusted EBITDA to projected net income, are not available without unreasonable effort.

Adjusted Operating Cash Flow, Adjusted Operating Cash Flow Attributable to EQT, Free Cash Flow and Free Cash Flow Attributable to EQT
Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Adjusted operating cash flow attributable to EQT is defined as adjusted operating cash flow less adjusted EBITDA attributable to noncontrolling interests excluding net interest expense attributable to noncontrolling interests. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures and capital contributions to equity method investments. Free cash flow attributable to EQT is defined as adjusted operating cash flow attributable to EQT less accrual-based capital expenditures and capital contributions to equity method investments excluding the proportionate share of accrual-based capital expenditures and capital contributions to equity method investments attributable to the third-party ownership interests in the Non-Wholly Owned Consolidated Subsidiaries.

The Company's management believes these measures provide useful information to investors regarding the Company's liquidity, including the Company's ability to generate cash flow in excess of its capital requirements and return cash to shareholders.

The tables below reconcile adjusted operating cash flow, adjusted operating cash flow attributable to EQT, free cash flow and free cash flow attributable to EQT with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

	Three Months Ended March 31,
	2026	2025

	(Thousands)
Net cash provided by operating activities	$3,055,047	$1,741,167
Increase in changes in other assets and liabilities	(474,268)	(74,399)
Adjusted operating cash flow	2,580,779	1,666,768
Deduct:
Capital expenditures	(607,836)	(497,444)
Capital contributions to equity method investments	(27,883)	(17,946)
Free cash flow	$1,945,060	$1,151,378

	Three Months Ended March 31,
	2026	2025

	(Thousands)
Net cash provided by operating activities	$3,055,047	$1,741,167
Increase in changes in other assets and liabilities	(474,268)	(74,399)
Adjusted operating cash flow	2,580,779	1,666,768
(Deduct) add:
Adjusted EBITDA attributable to noncontrolling interests (a)	(132,083)	(136,800)
Net interest expense attributable to noncontrolling interests	937	1,252
Adjusted operating cash flow attributable to EQT (b)	2,449,633	1,531,220
(Deduct) add:
Capital expenditures	(607,836)	(497,444)
Capital contributions to equity method investments	(27,883)	(17,946)
Capital expenditures attributable to noncontrolling interests	14,527	10,182
Capital contributions to equity method investments attributable to noncontrolling interests	3,060	9,536
Free cash flow attributable to EQT (b)	$1,831,501	$1,035,548

(a)A non-GAAP financial measure. See above for a reconciliation of this non-GAAP financial measure to the most comparable financial measure as calculated in accordance with GAAP.
(b)Adjusted operating cash flow attributable to EQT and free cash flow attributable to EQT are calculated based on EQT Corporation's current 40% Class A Unitholder share of available cash flow distributions from the Midstream JV and 60% ownership interest in Eureka Holdings. The Company believes that using its distribution share from the Midstream JV in the calculation of these measures best reflect the economic impact of the Company's investment in the Midstream JV on adjusted operating cash flow, free cash flow and earnings trends.

Upstream Adjusted Operating Revenues
Upstream adjusted operating revenues (also referred to as total natural gas and liquids sales, including cash settled derivatives and previously referred to as Production adjusted operating revenues) is defined as total Upstream operating revenues, less the revenue impact of changes in the fair value of derivative instruments prior to settlement and Upstream other revenues. The Company’s management believes that this measure provides useful information to investors regarding the Company's financial condition and results of operations because it helps facilitate comparisons of operating performance and earnings trends across periods. Upstream adjusted operating revenues reflects only the impact of settled derivative contracts; thus, the measure excludes the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. The measure also excludes Upstream other revenues because it is unrelated to the revenue from the Company's natural gas and liquids production.

The table below reconciles Upstream adjusted operating revenues with total Upstream operating revenues, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

	Three Months Ended March 31,
	2026	2025

	(Thousands, unless otherwise noted)
Total Upstream operating revenues	$3,206,439	$1,569,283
Add (deduct):
Upstream loss on derivatives	238,269	678,919
Net cash settlements paid on derivatives	(303,662)	(91,986)
Upstream other revenues	(4,773)	(3,475)
Upstream adjusted operating revenues	$3,136,273	$2,152,741

Total sales volume (MMcfe)	617,699	570,751
Average sales price ($/Mcfe)	$5.57	$3.93
Average realized price ($/Mcfe)	$5.08	$3.77

Net Debt
Net debt is defined as total debt less cash and cash equivalents. Total debt includes the Company's current portion of debt, revolving credit facility borrowings and senior notes. The Company's management believes net debt provides useful information to investors regarding the Company's financial condition and assists them in evaluating the Company's leverage since the Company could choose to use its cash and cash equivalents to retire debt.

The table below reconciles net debt with total debt, the most comparable financial measure calculated in accordance with GAAP, as derived from the Condensed Consolidated Balance Sheets to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

	March 31, 2026	December 31, 2025

	(Thousands)
Current portion of debt (a)	$507,547	$507,119
Revolving credit facility borrowings (b)	271,000	360,000
Senior notes	5,213,864	6,933,209
Total debt	5,992,411	7,800,328
Deduct: Cash and cash equivalents	(326,568)	(110,795)
Net debt	$5,665,843	$7,689,533

(a)As of both March 31, 2026 and December 31, 2025, the current portion of debt included EQT Corporation's 3.125% senior notes and 7.75% debentures.
(b)As of March 31, 2026 and December 31, 2025, revolving credit facility borrowings included $271 million and $285 million, respectively, of borrowings outstanding under Eureka’s revolving credit facility.

Investor Contact
Cameron Horwitz
Managing Director, Investor Relations & Strategy
412.445.8454
Cameron.Horwitz@eqt.com

About EQT Corporation
EQT Corporation is a premier, vertically integrated American natural gas company with upstream and midstream operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

EQT management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via EQT’s investor relations website at https://ir.eqt.com.

Cautionary Statements Regarding Forward-Looking Statements
This news release contains, and certain statements made during the above referenced conference call will be, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release or made during the above referenced conference call specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT Corporation (EQT) and its consolidated subsidiaries (collectively, the Company), including guidance regarding the Company's strategy to develop its reserves; drilling plans and programs (including the number and type of drilling rigs and the number of frac crews to be utilized by the Company, the projected amount of wells to be turned-in-line and the timing thereof); projected natural gas prices, basis and average differential; the impact of commodity prices on the Company's business; total resource potential; projected production and sales volumes, including projected strategic curtailments and the timing, duration and volume thereof; projected capital expenditures and per unit operating costs; projected third-party midstream revenue; the amount and timing of distributions to and from the Company's joint venture arrangements; the Company's ability to successfully implement and execute its operational and organizational initiatives, the timing thereof and the Company's ability to achieve the anticipated results of such initiatives; the Company's plans, objectives, expectations, goals and projections relating to the Company's growth projects; the Company's ability to achieve the intended operational, financial and strategic benefits from any proposed and recently completed strategic transactions, and the timing thereof; the amount and timing of any redemptions, repayments or repurchases of EQT's common stock, the Company's outstanding debt securities or other debt instruments; the Company's ability to reduce its debt and the timing of such reductions, if any; projected free cash flow; liquidity and financing requirements, including funding sources and availability; the Company's hedging strategy and projected margin posting obligations; the Company’s tax position and projected effective tax rate; and the expected impact of changes in laws.

The forward-looking statements included in this news release or made during the above referenced conference call involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company's ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company's hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, storing and processing natural gas, natural gas liquids (NGLs) and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and pipe, sand and water required to execute the Company's exploration and development plans, including as a result of inflationary pressures or tariffs; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company's ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company's joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company's business due to recently completed or pending divestitures, acquisitions and other significant strategic transactions. These and other risks and uncertainties are described under the "Risk Factors" section and elsewhere in EQT's Annual Report on Form 10-K for the year ended December 31, 2025 and other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$3,439,935	$2,244,727
Loss on derivatives	(238,269)	(678,919)
Pipeline and other	177,070	174,042
Total operating revenues	3,378,736	1,739,850
Operating expenses:
Transportation and processing	400,339	378,209
Production	115,178	88,438
Operating and maintenance	54,868	47,297
Exploration	430	1,051
Selling, general and administrative	95,751	91,464
Depreciation, depletion and amortization	654,792	620,775
(Gain) loss on sale/exchange of long-lived assets	(25)	231
Impairment and expiration of leases	3,823	2,661
Other operating expenses	17,620	13,474
Total operating expenses	1,342,776	1,243,600
Operating income	2,035,960	496,250
Income from investments	(77,509)	(26,462)
Other income	(118)	(623)
Loss on debt extinguishment	29,528	11,680
Interest expense, net	96,777	117,569
Income before income taxes	1,987,282	394,086
Income tax expense	433,352	78,668
Net income	1,553,930	315,418
Less: Net income attributable to noncontrolling interests	66,701	73,279
Net income attributable to EQT Corporation	$1,487,229	$242,139

Income per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	625,136	597,976
Net income attributable to EQT Corporation	$2.38	$0.40

Diluted:
Weighted average common stock outstanding	629,209	602,838
Net income attributable to EQT Corporation	$2.36	$0.40

EQT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2026	December 31, 2025

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$326,568	$110,795
Accounts receivable (less allowance for credit losses: $3,155 and $3,088)	953,314	1,457,959
Derivative instruments, at fair value	184,021	202,390
Prepaid expenses and other	92,811	124,007
Total current assets	1,556,714	1,895,151

Property, plant and equipment	49,068,468	48,472,497
Less: Accumulated depreciation and depletion	15,539,949	14,914,689
Net property, plant and equipment	33,528,519	33,557,808

Investments in unconsolidated entities	3,915,646	3,630,577
Net intangible assets	196,793	200,486
Goodwill	2,062,462	2,062,462
Other assets	432,144	446,390
Total assets	$41,692,278	$41,792,874

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$507,547	$507,119
Accounts payable	1,414,889	1,367,431
Derivative instruments, at fair value	64,166	137,299
Accrued interest	87,601	137,505
Other current liabilities	291,559	335,487
Total current liabilities	2,365,762	2,484,841

Revolving credit facility borrowings	271,000	360,000
Senior notes	5,213,864	6,933,209
Deferred income taxes	3,882,284	3,472,010
Asset retirement obligations and other liabilities	1,172,319	1,182,666
Total liabilities	12,905,229	14,432,726

Equity:
Common stock, no par value, shares authorized: 1,280,000, shares issued: 625,475 and 624,076	19,497,503	19,517,761
Retained earnings	5,623,137	4,237,089
Accumulated other comprehensive loss	(1,879)	(2,173)
Total common shareholders' equity	25,118,761	23,752,677
Noncontrolling interests in consolidated subsidiaries	3,668,288	3,607,471
Total equity	28,787,049	27,360,148
Total liabilities and equity	$41,692,278	$41,792,874

EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025

	(Thousands)
Cash flows from operating activities:
Net income	$1,553,930	$315,418
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense	410,399	72,223
Depreciation, depletion and amortization	654,792	620,775
(Gain) loss on sale/exchange of long-lived assets	(25)	231
Impairment and expiration of leases	3,823	2,661
Income from investments	(77,509)	(26,462)
Loss on debt extinguishment	29,528	11,680
Share-based compensation expense	18,602	14,768
Distributions from equity method investments	47,034	66,562
Other	5,598	1,979
Loss on derivatives	238,269	678,919
Net cash settlements paid on derivatives	(303,662)	(91,986)
Changes in other assets and liabilities:
Accounts receivable	507,020	(90,846)
Accounts payable	39,674	153,220
Other current assets	22,914	51,143
Other items, net	(95,340)	(39,118)
Net cash provided by operating activities	3,055,047	1,741,167
Cash flows from investing activities:
Capital expenditures	(598,505)	(499,649)
Cash paid for acquisitions	—	(10,000)
Net cash received (paid) for sale/exchange of assets	104	(6,449)
Cash paid for acquisitions of additional interests in equity method investments	(215,152)	—
Capital contributions to equity method investments	(27,883)	(17,946)
Other investing activities	(1,000)	—
Net cash used in investing activities	(842,436)	(534,044)
Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	950,000	1,424,000
Repayment of revolving credit facility borrowings	(1,039,000)	(1,609,800)
Repayment and retirement of debt	(1,730,029)	(739,554)
Net premiums paid on debt extinguishment	(21,290)	(10,461)
Dividends paid	(103,070)	(94,097)
Contributions from noncontrolling interests	98,357	—
Distributions to noncontrolling interests	(104,241)	(44,729)
Cash paid for taxes to net settle share-based incentive awards	(45,747)	(50,242)
Other financing activities	(1,818)	(2,569)
Net cash used in financing activities	(1,996,838)	(1,127,452)
Net change in cash and cash equivalents	215,773	79,671
Cash and cash equivalents at beginning of period	110,795	202,093
Cash and cash equivalents at end of period	$326,568	$281,764

EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION

	Three Months Ended March 31,
	2026	2025

	(Thousands, unless otherwise noted)
NATURAL GAS
Sales volume (MMcf)	581,327	536,338
NYMEX price ($/MMBtu)	$4.95	$3.65
Btu uplift	0.27	0.18
Natural gas price ($/Mcf)	$5.22	$3.83

Basis ($/Mcf) (a)	$0.38	$(0.01)
Cash settled basis swaps ($/Mcf)	(0.33)	(0.08)
Average differential, including cash settled basis swaps ($/Mcf)	0.05	(0.09)
Average adjusted price ($/Mcf)	5.27	3.74
Cash settled derivatives ($/Mcf)	(0.20)	(0.08)
Average natural gas price, including cash settled derivatives ($/Mcf)	$5.07	$3.66
Natural gas sales, including cash settled derivatives	$2,948,697	$1,962,191

LIQUIDS
NGLs, excluding ethane:
Sales volume (MMcfe) (b)	20,558	20,872
Sales volume (Mbbl)	3,426	3,479
NGLs price ($/Bbl)	$38.25	$44.49
Cash settled derivatives ($/Bbl)	0.58	(1.22)
Average NGLs price, including cash settled derivatives ($/Bbl)	$38.83	$43.27
NGLs sales, including cash settled derivatives	$133,032	$150,535
Ethane:
Sales volume (MMcfe) (b)	12,704	11,170
Sales volume (Mbbl)	2,117	1,861
Ethane price ($/Bbl)	$12.31	$10.23
Ethane sales	$26,068	$19,054
Oil:
Sales volume (MMcfe) (b)	3,110	2,371
Sales volume (Mbbl)	518	395
Oil price ($/Bbl)	$54.94	$53.05
Oil sales	$28,476	$20,961

Total liquids sales volume (MMcfe) (b)	36,372	34,413
Total liquids sales volume (Mbbl)	6,061	5,735
Total liquids sales	$187,576	$190,550

TOTAL
Total natural gas and liquids sales, including cash settled derivatives (c)	$3,136,273	$2,152,741
Total sales volume (MMcfe)	617,699	570,751
Average realized price ($/Mcfe)	$5.08	$3.77

(a)Basis represents the difference between the ultimate sales price for natural gas, including the effects of delivered price benefit or deficit associated with the Company's firm transportation agreements, and the NYMEX natural gas price.
(b)NGLs, ethane and oil were converted to Mcfe at a rate of six Mcfe per barrel.
(c)Also referred to herein as Upstream adjusted operating revenues, a non-GAAP supplemental financial measure.